Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS Q1 2012 ADJUSTED EBITDA OF $140.3 MILLION ON

REVENUES OF $578.8 MILLION

Plano, TX, May 7, 2012 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2012.

Cinemark Holdings, Inc.’s revenues for the three months ended March 31, 2012 increased 19.8% to $578.8 million compared to $483.1 million for the three months ended March 31, 2011. For the three months ended March 31, 2012, admissions revenues increased 19.9% to $373.8 million and concession revenues increased 22.6% to $179.8 million. Attendance increased 14.3%, average ticket prices increased 5.0% and concession revenues per patron increased 7.0%.

Adjusted EBITDA for the three months ended March 31, 2012 was $140.3 million compared to $102.7 million for the three months ended March 31, 2011. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Net income attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2012 was $42.1 million compared to $25.0 million for the three months ended March 31, 2011. Diluted earnings per share for the three months ended March 31, 2012 was $0.37 compared to $0.22 for the three months ended March 31, 2011.

“This was an impressive quarter for our industry with North American box office increasing an estimated 23.5%. Cinemark’s US assets once again outperformed the industry, generating an increase in admissions revenues of 24.8%,” stated Tim Warner, Cinemark’s Chief Executive Officer. “Box office from our international segment continued its growth streak for the quarter and has almost doubled since the first quarter of 2009.”

As of March 31, 2012, Cinemark operated 459 theatres with 5,181 screens and had commitments to open 11 new theatres with 107 screens during the remainder of 2012 and 12 additional new theatres with 132 screens subsequent to 2012.

Conference Call/Webcast – Today at 8:30 a.m. ET

Telephone: via 800/374-1346 or 706/679-3149 (for international callers).

Live Webcast: available live at investors.cinemark.com and archived for a limited time immediately following the call.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 459 theatres with 5,181 screens in 39 U.S. states, Brazil, Mexico, Argentina and 10 other Latin American countries as of March 31, 2012. For more information go to www.cinemark.com.

Contacts:

Robert Copple – 972/665-1500

Robert Rinderman – JCIR – 212/835-8500 or CNK@jcir.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 29, 2012 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three months ended
	March 31,
	2012	2011
Statement of income data:

Revenues
Admissions	$373,793	$311,692
Concession	179,820	146,681
Other	25,205	24,763

Total revenues	578,818	483,136

Cost of operations
Film rentals and advertising	195,415	165,153
Concession supplies	28,451	23,282
Facility lease expense	68,562	66,426
Other theatre operating expenses	125,001	109,906
General and administrative expenses	34,064	28,986
Depreciation and amortization	36,816	39,140
Impairment of long-lived assets	185	1,015
Loss on sale of assets and other	836	472

Total cost of operations	489,330	434,380

Operating income	89,488	48,756
Interest expense (1)	(32,133)	(29,290)
Distributions from NCM	8,031	9,863
Other income	5,422	5,030

Income before income taxes	70,808	34,359
Income taxes	27,932	9,037

Net income	$42,876	$25,322
Less: Net income attributable to noncontrolling interests	772	359

Net income attributable to Cinemark Holdings, Inc.	$42,104	$24,963

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	$0.37	$0.22

Diluted	$0.37	$0.22

Weighted average diluted shares outstanding	113,368	112,899

Other financial data:
Adjusted EBITDA (2)	$140,328	$102,706

(1)	Includes amortization of debt issue costs and excludes capitalized interest.
(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of March 31,	As of December 31,
	2012	2011
Balance Sheet Data:
Cash and cash equivalents	$528,566	$521,408
Theatre properties and equipment, net	$1,256,970	$1,238,850
Total assets	$3,574,703	$3,522,408
Long-term debt, including current portion	$1,569,329	$1,572,221
Equity	$1,065,987	$1,023,639

	Three months ended March 31,
	2012	2011
Other operating data:
Attendance (patrons):
Domestic	39,830	33,389
International	21,718	20,382

Worldwide	61,548	53,771

Average ticket price (in dollars):
Domestic	$6.70	$6.40
International	$4.94	$4.81
Worldwide	$6.08	$5.79

Concession revenues per patron (in dollars):
Domestic	$3.30	$3.14
International	$2.24	$2.05
Worldwide	$2.92	$2.73

Average screen count (month end average):
Domestic	3,891	3,820
International	1,278	1,121

Worldwide	5,169	4,941

Segment Information

(unaudited, in thousands)

	Three months ended
	March 31,
	2012	2011
Revenues
U.S.	$411,225	$330,866
International	169,875	154,471
Eliminations	(2,282)	(2,201)

Total revenues	$578,818	$483,136

Adjusted EBITDA
U.S.	$104,293	$68,791
International	36,035	33,915

Total Adjusted EBITDA	$140,328	$102,706

Capital expenditures
U.S.	$19,694	$11,468
International	27,290	24,301

Total capital expenditures	$46,984	$35,769

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended March 31,
	2012	2011
Net income	$42,876	$25,322
Income taxes	27,932	9,037
Interest expense	32,133	29,290
Other income	(5,422)	(5,030)
Depreciation and amortization	36,816	39,140
Impairment of long-lived assets	185	1,015
Loss on sale of assets and other	836	472
Deferred lease expenses - theatres(2)	120	296
Deferred lease expenses – DCIP equipment (3)	1,003	484
Amortization of long-term prepaid rents (2)	534	667
Share based awards compensation expense (4)	3,315	2,013

Adjusted EBITDA (1)	$140,328	$102,706

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other income, depreciation and amortization, impairment of long-lived assets, loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.
(2)	Non-cash expense included in facility lease expense.
(3)	Non-cash expense included in other theatre operating expenses.
(4)	Non-cash expense included in general and administrative expenses.

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